Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Name	State of Incorporation	Name Under Which Such Subsidiary Does Business
Frontier Fund Trading Company I LLC	Delaware	Same
Frontier Fund Trading Company XXXVIII, LLC	Delaware	Same